Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

ABITIBIBOWATER INC.

These Amended and Restated By-Laws (the “By-Laws”) of AbitibiBowater Inc., a Delaware corporation (the “Corporation”), shall be effective as of April 14, 2008.

ARTICLE I

Meetings of Stockholders

Section 1.1.        Annual Meetings. The annual meeting of the Corporation’s stockholders for the election of directors and for such other matters as may be properly brought before the stockholders’ meeting shall be held in each year on such date and at such time and place either within or without the State of Delaware as shall be determined by resolution of the Corporation’s Board of Directors (the “Board”).

Any business properly brought before an annual meeting of stockholders may be transacted at that meeting. To be properly brought before an annual meeting, the business must be (i) specified in the written notice of the meeting (or any supplement thereto) given by or at the direction of the Board or otherwise brought before the meeting by or at the direction of the Board, or (ii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice of the proposed business, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, such that the Secretary shall receive such notice at least one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting or not later than ten (10) days after notice or public disclosure of the date of the annual meeting shall be given or made to stockholders, whichever date shall be earlier. Subject to Section 1.11 of these By-Laws, any such notice shall set forth the following as to each item of business the stockholder shall propose to bring before the annual meeting:

(a)           a description of such item of business and the reasons for conducting it at such meeting and, in the event that such item of business shall include a proposal to amend either the Corporation’s Certificate of Incorporation or these By-Laws, the text of the proposed amendment;

(b)	the name and address of the stockholder proposing such item of business;

(c)           the class and number of shares held of record, held beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such a date has been established) and as of the date of such notice and a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such item of business; and

(d)	any material interest of the stockholder in such item of business.

Only business that shall have been properly brought before an annual meeting of stockholders in accordance with these By-Laws shall be conducted at such meeting, and the officer or other person presiding over the meeting as provided in Section 1.5 of these By-Laws shall refuse to permit any business to be brought before such meeting that shall not have been properly brought before it in accordance with these By-Laws.

Section 1.2.       Special Meetings. Special meetings of the stockholders may be called only by the Board, the “Chairman” (as defined in Section 4.1), the “President and CEO” (as defined in Section 4.1), or a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in these By-Laws, include the power to call such meetings, and special meetings may not be called by any other person or persons. Each such call shall state the time, place and purpose of the meeting. The place of the meeting may be any place stated in the call, within or outside the State of Delaware.

Section 1.3.      Notice of Meetings. Notice of each annual or special meeting of the stockholders stating the place, day and hour thereof and the purposes for which the meeting is to be held shall be given in the manner specified by Section 7.3 by the Secretary (or by a person designated for the purpose either by the Secretary or by the person or persons calling the meeting or by the Board), not less than ten (10) or more than sixty (60) days prior to the meeting, except that where the matter to be acted on is a merger or consolidation of the Corporation, or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty (20) days nor more than sixty (60) days prior to such meeting.

Section 1.4.      Action; Quorum. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders. At any meeting of the stockholders, unless otherwise provided by law or by the Corporation’s Certificate of Incorporation, the holders of shares of stock of the Corporation representing at least one-third of the voting power of the stock of the Corporation issued and outstanding and entitled to vote upon a question to be considered at the meeting, present in person or by proxy, shall be necessary to and shall constitute a quorum for the consideration of such question. If at any time the Corporation has outstanding shares of stock (“contingent vote shares”) the voting power of which is dependent upon the receipt by the record holder of such contingent vote shares of instructions from holders of securities of a subsidiary of the Corporation, then for purposes of determining the voting power of the stock of the Corporation issued and outstanding and entitled to vote upon a question to be considered at the meeting, the record holder of such contingent vote shares shall be deemed to have received instructions from each holder of such subsidiary securities entitled to provide such instructions, and for the purposes of determining the voting power of the shares of stock present in person or by proxy at such meeting, such contingent vote shares shall only have the voting power to which they would otherwise be entitled based on the instructions actually received by such record holder. If, however, a meeting of stockholders cannot be organized because a quorum has not attended, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting, until a quorum shall be present or represented. In case of a meeting for the election of directors, such meeting may be adjourned only from day to day or for such longer periods, not exceeding fifteen (15) days each, until such directors have been elected. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted had a quorum been present at the time originally fixed for the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5.      Organization . Meetings of stockholders shall be presided over by the Chairman, or in his or her absence by the President and CEO, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.6.       Voting; Proxies. When a quorum is present at any meeting, all elections of directors shall be determined by plurality vote, and all other questions brought before such meeting shall be determined by the vote of stockholders present, in person or by proxy, entitled to cast at least a majority of the votes which all stockholders present are entitled to cast on the particular matter, unless the question is one upon which, by express provisions of these By-Laws, the laws of the State of Delaware or of the Corporation’s Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Each stockholder having the right to vote shall at every meeting of the stockholders be entitled to vote in person or by proxy; and unless otherwise provided by statute or the Corporation’s Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each outstanding share registered in its name on the books of the Corporation as of the record date for determining the stockholders entitled to notice of and to vote at such meeting.

Each proxy shall be in writing, executed by the stockholder giving the proxy or by his attorney thereunto authorized, or by a facsimile or other electronic means, filed with the Secretary of the Corporation, but no proxy shall be voted after three (3) years from its date, unless the proxy expressly provides for a longer period. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

Section 1.7.       Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders of any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, then (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders of record for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting in which case notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.8.      List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.9.       Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify the determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspector’s count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.10.    Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.11.    Notification of Nominations. Subject to the rights of the holders of any class or series of stock having a preference over the Corporation’s common stock as to dividends or upon liquidation, nominations for the election of directors may be submitted to the Corporation’s “Nominating Committee” (as defined in Section 3.3) by the Board or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of the intent of such stockholder to make such nomination shall be given, either by personal delivery or by United States mail, postage prepaid, to the appropriate member of the Nominating Committee not later than (i) with respect to an election to be held at an annual meeting of stockholders, one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh (7th) day following the date on which notice of such meeting shall first be given to stockholders. Each such notice shall set forth:

(a)           the name and address of the stockholder who shall intend to make the nomination and of the person or persons to be nominated;

(b)          the class and number of shares held of record, held beneficially and represented by proxy by such stockholder as of the record date of the meeting (if such a date has been established) and as of the date of such notice and a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(c)           a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(d)          such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; and

(e)           the consent in writing of each nominee to serve as a director of the Corporation if so elected.

The Nominating Committee or the officer or other person presiding over the meeting as provided in Section 1.5 of these By-Laws shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

ARTICLE II

Board of Directors

Section 2.1.      Election; Number; and Tenure. The members of the Board shall be elected by ballot at the annual meeting of stockholders or at a special meeting for that purpose held in place thereof. No director need be a stockholder.

Notwithstanding any other provision to the contrary contained herein, until the third annual meeting of stockholders (“Third Annual Meeting”) following the closing (the “Closing”) of the transactions contemplated by that certain Combination Agreement and Agreement and Plan of Merger, dated as of January 29, 2007 (as amended, the “Combination Agreement”), among the Corporation, Bowater Incorporated, Abitibi Bowater Merger Sub Inc., Bowater Canada Inc. and Abitibi-Consolidated Inc., unless otherwise determined by the affirmative vote of directors consisting of at least two-thirds (2/3) of the total number of directors (“Two-thirds Majority Vote”) or, if required by the Corporation’s Certificate of Incorporation, at least 75% of the Continuing Directors (as defined in the Corporation’s Certificate of Incorporation) (as applicable, a “Required Majority Vote”), the following terms shall apply with respect to the directors:

(i)           The total number of directors shall be fourteen (14), including no less than eleven (11) independent directors plus the Chairman and the President and CEO.

(ii)          The Chairman and directors elected from among the “Abitibi Nominees” (as defined in Section 3.3), and any replacement for any such members appointed or nominated in accordance with these By-Laws, are herein referred to each individually as an “Abitibi Director” and collectively as the “Abitibi Directors” and directors elected from among the “Bowater Nominees” (as defined in Section 3.3), and any replacement for any such members appointed or nominated in accordance with these By-Laws, are herein referred to each individually as a “Bowater Director” and collectively as the “Bowater Directors”.

(iii)         So long as the Chairman of the Board is not an independent director, one Abitibi Director selected by a majority of the Abitibi Directors, and one Bowater Director selected by a majority of the Bowater Directors, shall serve as co-lead directors (the “Co-Lead Directors”). The Co-Lead Directors shall chair any meeting of the independent directors in executive session.

The Board shall be and is divided into three classes, Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then if such fraction is one-third, the extra director shall be a member of Class III, and if such fraction is two-thirds, one of the extra directors shall be a member of Class III and one of the extra directors shall be a member of Class II, unless otherwise provided for from time to time by resolution of the Board. Unless otherwise determined by a Required Majority Vote, the Abitibi Directors and Bowater Directors shall be apportioned among the three classes of directors such that (i) the class of directors standing for election at the first annual meeting of stockholders following the Closing contains two Abitibi Directors and two Bowater Directors, (ii) the class of directors standing for election at the second annual meeting following the Closing contains two Abitibi Directors and three Bowater Directors and (iii) the class standing for election at the third annual meeting following the Closing contains three Abitibi Directors and two Bowater Directors.

Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the date hereof; each initial director in Class II shall serve for a term ending on the date of the second annual meeting following the date hereof; and each initial director in Class III shall serve for a term ending on the date of the third annual meeting following the date hereof.

In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he is a member until the expiration of his current term, or his prior death, retirement or resignation, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution of the Board. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his or her term. Notwithstanding any provisions to the contrary contained herein, each director shall serve until a successor is elected and qualified or until his death, resignation or removal.

Section 2.2.      Removal; Resignation; Vacancies. Subject to Section 4.4, a director may be removed only for cause, and only by the affirmative vote of the holders of seventy-five percent (75%) of shares entitled to vote at an election of directors. Any director may resign at any time upon notice to the Corporation.

Any vacancies in the Board occurring for any reason and any newly created directorships resulting from any increase in the number of directors may be filled only in accordance with the procedures set forth in the Corporation’s Certificate of Incorporation. Each director so chosen shall hold office until the next election of directors of the class of which he or she is a member and until his or her successor is duly elected and shall qualify, or until his or her earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Notwithstanding the foregoing, until the Third Annual Meeting: (i) any vacancy created by the removal of an Abitibi Director shall be filled with a designee approved by the majority vote of the remaining Abitibi Directors; and (ii) any vacancy created by the removal of a Bowater Director shall be filled with a designee approved by majority vote of the remaining Bowater Directors. The Board shall take such actions as are necessary under the Corporation’s Certificate of Incorporation to fill such vacancy with the individuals so designated. The provisions of the preceding two sentences may be waived or amended by a Required Majority Vote.

Section 2.3.      Regular Meetings. Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine.

Section 2.4.       Special Meetings. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by any member of the Board, the Corporation’s President and CEO, any of its Vice Presidents or its Secretary. Notice of a special meeting of the Board shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting.

Section 2.5.      Telephonic Meetings Permitted. Members of the Board or any committee thereof may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 2.6.      Quorum; Vote Required for Action. A majority of the whole Board shall constitute a quorum for the transaction of business. A majority of the directors present, whether or not a quorum, may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the vote of a majority of the directors in attendance thereat shall be the act of the Board, except where a vote of a larger number of the directors is required by law, by the Certificate of Incorporation or by these By-Laws. Notwithstanding any provision to the contrary contained herein, a change of the Corporation’s headquarters or headquarters functions must be approved by a Two-thirds Majority Vote.

Section 2.7.     Organization . Meetings of the Board shall be presided over by the Chairman, or in his or her absence by the President and CEO, or in his or her absence by a chairperson chosen at the meeting. The Corporation’s Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8.      Action by Unanimous Consent of Directors. Unless otherwise restricted by law, by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee in accordance with applicable law.

ARTICLE III

Committees

Section 3.1.      Committees . In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized, subject, however, to other applicable provision in the Corporation’s Certificate of Incorporation and these By-Laws, to designate by resolution or resolutions passed by a majority of the whole Board, one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in these By-Laws, and subject to these By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these By-Laws or, subject to these By-Laws, as may be determined from time to time by resolution adopted by the Board of Directors. The foregoing notwithstanding, any delegation to a committee of the power of the Board of Directors to take such actions as would require a greater than majority vote or a specified vote of a specified class of the directors in order for the Board itself to adopt such actions must be made by such greater than majority vote or such specified vote of the specified class of directors.

Section 3.2.       Procedures for Committees.Each committee shall keep regular minutes of its proceedings and all action by such committee shall be reported to the Board at its meeting next succeeding such action. Each committee shall fix its own rules of procedure, provided that such rules are consistent with these By-Laws, and shall meet where and as provided by such rules or by resolution of the Board. The presence of a majority of the then appointed number of each committee shall constitute a quorum and in every case in which a quorum is present an affirmative vote by a majority of the members of the committee present shall be the act of the committee.

Section 3.3.      Certain Committees of the Board. Notwithstanding any other provision to the contrary contained herein and prior to the Third Annual Meeting, unless otherwise determined by a Required Majority Vote, the Board shall have only four committees: Human Resources and Compensation; Nominating and Governance; Environmental Health and Safety; and Audit.

From and after the Effective Time (as defined in the Combination Agreement) until the Third Annual Meeting, unless otherwise determined by a Required Majority Vote, the Nominating and Governance Committee of the Board (“Nominating Committee”) will be composed of fifty percent (50%) independent Abitibi Directors and fifty percent (50%) independent Bowater Directors and chaired by an Abitibi Director. Until the Third Annual Meeting, unless otherwise determined by a Required Majority Vote, (i) any director nominations submitted by the Nominating Committee to the Board with respect to the replacement or appointment of an Abitibi Director (each, an “Abitibi Nominee”) shall be approved by a majority of the Abitibi Directors then serving on the Nominating Committee; and (ii) any director nominations submitted by the Nominating Committee to the Board with respect to the replacement or appointment of a Bowater Director (each, a “Bowater Nominee) shall be approved by a majority of the Bowater Directors then serving on the Nominating Committee.

From and after the Effective Time until the Third Annual Meeting, unless otherwise determined by a Required Majority Vote, the Human Resources & Compensation Committee of the Board will be composed of fifty percent (50%) independent Abitibi Directors and fifty percent (50%) independent Bowater Directors and chaired by a Bowater Director.

From and after the Effective Time until the Third Annual Meeting, unless otherwise determined by a Required Majority Vote, the Environmental Health & Safety Committee will be composed of fifty percent (50%) Abitibi Directors and fifty percent (50%) Bowater Directors and chaired by an Abitibi Director.

From and after the Effective Time until the Third Annual Meeting, unless otherwise determined by a Required Majority Vote, the Audit Committee of the Board will be composed of fifty percent (50%) independent Abitibi Directors and fifty percent (50%) independent Bowater Directors and chaired by a Bowater Director.

From and after the Effective Time until the Third Annual Meeting, unless otherwise determined by a Required Majority Vote, any nominations for directors with respect to any Abitibi Director on any Committee shall be approved by a majority of the Abitibi Directors then serving on the Board of Directors and any nominations for directors with respect to any Bowater Director on any Committee shall be approved by a majority of the Bowater Director on any Committee shall be approved by a majority of the Bowater Directors then serving on the Board of Directors.

Until the Third Annual Meeting, the provisions of this Section 3.3 may be amended only by a Required Majority Vote.

ARTICLE IV

Officers

Section 4.1.     Executive Officers; Election; Term of Office; Resignation; Removal; Vacancies. The executive officers of the Corporation shall include the following:

(a)           An Executive Chairman or Chairman of the Board, as the case may be pursuant to Section 4.4 (in either case, the “Chairman”), who shall also be a director;

(b)          A President and Chief Executive Officer (the “President and CEO”), who shall also be a director and shall report directly to the Chairman; and

(c)	A Secretary.

The Board may, if it so determines, choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Any number of offices may be held by the same person. Except as otherwise expressly set forth in Section 4.4: (i) each executive officer of the Corporation shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal; (ii) the Board may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation; and (iii) any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting. Any officer may resign at any time upon written notice to the Corporation.

Section 4.2.      Powers and Duties of Executive Officers. Subject to Section 4.4 the officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

Section 4.3.     Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board, the Chairman, the President and CEO or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other Corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other Corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other Corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by Board, the Chairman, the President and CEO or any Vice President.

Section 4.4        Initial Executive Chairman and Initial President and CEO. Notwithstanding any provision to the contrary contained herein, the following provisions shall apply with respect to certain of the Corporation’s officers:

(i) From and after the Effective Time, John W. Weaver shall be appointed Executive Chairman (the “Initial Executive Chairman”) and shall be an Abitibi Director. The Initial Executive Chairman shall have responsibility for corporate functions and those functions will report directly to him. From and after the Effective Time, David J. Paterson shall be appointed President and CEO (the “Initial President and CEO”) and shall be a Bowater Director. The Initial President and CEO will have responsibility for operations and those functions will report directly to him. The Initial President and CEO will report to the Initial Executive Chairman. The Initial Executive Chairman and the Initial President and CEO shall have joint responsibility for (i) the realization of synergies in connection with the transactions contemplated by the Combination Agreement, (ii) corporate strategy and (iii) personnel and organizational matters.

(ii)          Until the Third Annual Meeting, the Initial Executive Chairman may be removed from his position only upon a Two-thirds Majority Vote.

(iii)         If the Initial Executive Chairman is no longer serving as the Corporation’s Executive Chairman for any reason prior to the Third Annual Meeting, a non-executive Chairman of the Board shall be designated to replace such Initial Executive Chairman. Such non-executive Chairman of the Board shall be elected by a majority of the remaining Abitibi Directors from among the remaining Abitibi Directors.

(iv)         Until the Third Annual Meeting, the Initial President and CEO may be removed from his position only upon a Two-thirds Majority Vote.

(v)          The provisions of this Section 4.4 may be amended only by a Required Majority Vote.

ARTICLE V

Stock

Section 5.1.      Certificates . The shares of stock of the Corporation shall be represented by certificates or all of such shares shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. If any shares are represented by certificates, such certificates shall be in the form approved by the Board, signed by or in the name of the Corporation by the Chairman or the President and CEO, and by the Treasurer or Secretary, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 5.2.      Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Indemnification

Section 6.1.     Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.

Section 6.2.      Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3.      Claims . If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4.       Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Corporation’s Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5.      Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6.6.     Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.7.       Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII

Miscellaneous

Section 7.1.      Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

Section 7.2.       Seal . The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.

Section 7.3.      Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to such person at this address as it appears on the records of the Corporation. Notice to directors may be given by facsimile, telephone or other means of electronic transmission.

Section 7.4.       Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.5.      Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 7.6.      Locations of Offices and Personnel. Following the Effective Time: (i) the executive and operational headquarters of the Corporation shall be located in Montreal, Quebec, Canada (the “Montreal Office”) with a U.S. regional manufacturing and sales office located in Greenville, SC (“Southeast Office”), (ii) the customer service (CPP/International) office of the Corporation will be in Montreal, Quebec, Canada and the customer service (coated) office of the Corporation will remain in Catawaba, South Carolina and (iii) the Initial Executive Chairman, the Initial President and CEO and their respective direct reports will be based in the Montreal Office. The provisions of this Section 7.6 may only be amended by a Two-Thirds Majority Vote.